J L Stephan Co PC
Jerry L. Stephan, CPA
Certified Public Accountants	Marty Szasz, CPA
David Skibowski, Jr., CPA

Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Annual Statement of The Tracker Corporation of America on Form 10-KSB of our report dated December 23, 2005 for the year ended March 31, 2005.

J. L. Stephan Co., P.C.

Traverse City, Michigan

December 23, 2005

862 East Eighth Street • Traverse City, MI 49686
(231) 941-7600 • E-mail: jstephan@jlspc.com • Primary Fax (231) 941-1996 • Alternate Fax (231) 929-3350